UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
December 21, 2022
Live Nation Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

9348 Civic Center Drive
Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

(310) 867-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 Par Value Per Share	LYV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Joe Berchtold Employment Agreement
On December 21, 2022, Live Nation Entertainment, Inc. (“Live Nation” or the “Company”) entered into an employment agreement with Joe Berchtold effective as of January 1, 2023 (the “Berchtold Agreement”) to serve as Live Nation’s President and Chief Financial Officer. The term of the Berchtold Agreement ends on December 31, 2027. After that date, unless earlier terminated, Mr. Berchtold’s employment with Live Nation will be on an at-will basis. Mr. Berchtold’s existing employment agreement is set to expire on December 31, 2022.
Under the Berchtold Agreement, Mr. Berchtold receives a base salary of $2,000,000 per year, and will be eligible to receive annual salary increases at the discretion of the Compensation Committee. Mr. Berchtold is eligible to receive an annual cash performance bonus with a target equal to 200% of his base salary, scaled from 90% to 110% of the target based on the achievement of performance targets to be established annually by the Compensation Committee.
In connection with, and pursuant to, the Berchtold Agreement, Mr. Berchtold (a) on December 21, 2022 received a grant targeted at 744,691 performance shares, to vest and be settled in restricted shares of Company common stock from time to time during a performance period running from January 1, 2023 through December 31, 2027 upon attainment of various stock price targets for a period of 60 days (which do not have to be consecutive) during such performance period, with the actual number of shares earned ranging from 0% to 100% of the target award amount, and (b) will receive a lump sum cash signing bonus of $6,000,000, payable by December 30, 2022. The grant and the cash signing bonus are subject to Mr. Berchtold’s continued employment with Live Nation. The performance share award was made pursuant to the Company’s form of performance share award agreement, a copy of which is attached as Exhibit 10.3 and is incorporated herein by reference.
If Mr. Berchtold is terminated by Live Nation without cause or Mr. Berchtold terminates his employment for good reason, subject to Mr. Berchtold’s execution of a general release of claims, he will receive a cash payment equal to his base salary multiplied by two, along with the immediate acceleration of the vesting of all unvested Company equity awards then held by Mr. Berchtold.
The Berchtold Agreement also contains customary non-disclosure, non-solicitation and indemnification provisions. The description of the Berchtold Agreement set forth above is qualified in its entirety by the Berchtold Agreement attached as Exhibit 10.1 and incorporated herein by reference.

Michael Rowles Employment Agreement
On December 21, 2022, Live Nation entered into an employment agreement with Michael Rowles effective as of January 1, 2023 (the “Rowles Agreement”) to serve as Live Nation’s Executive Vice President, General Counsel and Secretary. The term of the Rowles Agreement ends on December 31, 2027. After that date, unless earlier terminated, Mr. Rowles’ employment with Live Nation will be on an at-will basis. Mr. Rowles’ existing employment agreement is set to expire on December 31, 2022.
Under the Rowles Agreement, Mr. Rowles will receive a base salary of $1,100,000 per year, and will be eligible to receive annual salary increases at the discretion of the Compensation Committee. Mr. Rowles is eligible to receive an annual cash performance bonus with a target equal to 150% of his base salary, scaled from 90% to 100% of the target based on the achievement of performance targets to be established annually by the Compensation Committee.
In connection with, and pursuant to, the Rowles Agreement, on December 21, 2022 Mr. Rowles received a grant targeted at 74,469 performance shares, to vest and be settled in restricted shares of Company common stock from time to time during a performance period running from January 1, 2023 through December 31, 2027 upon attainment of various stock price targets for a period of 60 days (which do not have to be consecutive) during such performance period, with the actual number of shares earned ranging from 0% to 100% of the target award amount, subject to Mr. Rowles’ continued employment with Live Nation. The performance share award was made pursuant to the Company’s form of performance share award agreement, a copy of which is attached as Exhibit 10.3 and is incorporated herein by reference.
If Mr. Rowles is terminated by Live Nation without cause or Mr. Rowles terminates his employment for good reason, subject to Mr. Rowles’ execution of a general release of claims, he will receive a cash payment equal to his base salary multiplied by two, along with the immediate acceleration of the vesting of all unvested Company equity awards then held by Mr. Rowles.

The Rowles Agreement also contains customary non-disclosure, non-solicitation and indemnification provisions. The description of the Rowles Agreement set forth above is qualified in its entirety by the Rowles Agreement attached as Exhibit 10.2 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	Employment Agreement, effective as of January 1, 2023 by and between Live Nation Entertainment, Inc. and Joe Berchtold.
10.2	Employment Agreement, effective as of January 1, 2023 by and between Live Nation Entertainment, Inc. and Michael Rowles.
10.3	Form of Performance Share Award Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation Entertainment, Inc.

By:	/s/ Brian Capo
Brian Capo
Senior Vice President and Chief Accounting Officer
December 23, 2022